EXHIBIT 99.3

Contact: Lisa O’Connor ANSYS, Inc.
NEWS RELEASE	Office: 724-514-1782
FOR IMMEDIATE RELEASE	Email: lisa.oconnor@ansys.com

ANSYS SIGNS DEFINITIVE AGREEMENT TO ACQUIRE FLUENT; BROADENS

CAPABILITIES AS A GLOBAL INNOVATOR OF SIMULATION SOFTWARE

Acquisition Expected to be Accretive to Non-GAAP EPS Immediately After Closing

SOUTHPOINTE, PA –February 16, 2006 – ANSYS (Nasdaq: ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced it has signed a definitive agreement to acquire Fluent, Inc., a global provider of computer-aided engineering (CAE) simulation software.

Under the terms of the merger agreement, ANSYS will issue 6,000,000 shares of its common stock and pay approximately $300 million in net cash to acquire Fluent, subject to certain adjustments at closing. The transaction is valued at approximately $565 million based on the $44.11 per share closing price of ANSYS common stock on February 15, 2006. ANSYS will use a combination of existing cash and approximately $200 million from committed bank financing to fund the transaction.

Fluent, Inc. is a global supplier of CAE simulation software technologies and services. Fluent products utilize computational fluid dynamics (CFD) principles and techniques to enable engineers and designers to simulate fluid flow, heat and mass transfer, and related phenomena involving turbulent, reacting, and multiphase flow. The company’s products are used by blue chip companies, small and medium sized enterprises, and academic institutions and institutes around the world. Today, CFD simulation technology is used in almost every industry sector and manufactured product, with an annual growth rate of 18% through 2009 according to marketing research firm Daratech, Inc.

The acquisition of Fluent is expected to enhance the breadth, functionality, usability and interoperability of the ANSYS portfolio of simulation solutions. This will increase operational efficiency and lower design and engineering costs for customers, and accelerate development and delivery of new and innovative products to the marketplace. The combination of Fluent’s and ANSYS’ software products and services is expected to give ANSYS one of the most complete, independent engineering simulation software offerings in the industry, reaffirming and strengthening ANSYS’ commitment to open interface and flexible simulation solutions that are primarily driven by customer demand and choice. With over 40 direct sales offices and 17 development centers, on three continents, the combined company will employ approximately 1,350 people.

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“We are very excited about the industry leading technologies that Fluent adds to ANSYS’ simulation capabilities,” said James Cashman, President and CEO of ANSYS. “Both companies have a strong commitment to their customers and employees and share a passion for the development of innovative products and services and a history of world-class execution. This combination will strengthen these values and will allow us to better serve our customers by accelerating delivery of comprehensive, customer-driven engineering simulation solutions and by enabling us to provide high quality support throughout the world.”

“The simulation technologies that Fluent adds complement and broaden the existing ANSYS portfolio of simulation solutions, enabling the combined company to deliver the integration, functionality and interoperability required by customers across a broad range of industries and applications. With total sales of $121.9 million in 2005 (unaudited), Fluent has a combination of strong new software revenue growth and a high level of annually recurring revenue. This solid revenue base, combined with its strong profitability, should enable the transaction to be immediately accretive to non-GAAP earnings after the closing,” stated Cashman.

“This merger brings together two great companies with a shared vision and strong engineering focus,” said Dr. Bharatan Patel, CEO and founder of Fluent. “The combination of our R&D teams and complimentary technological strengths will enhance our ability to deliver innovative world-class simulation software technologies to customers.”

“The combination of Fluent’s extensive portfolio of analysis, engineering design, preprocessing and simulation solutions with ANSYS’ existing simulation capabilities creates a “best of breed” company that will continue to lead the evolution and innovation of engineering simulation by enabling customers to improve their product development processes, reduce time-to-market for new products and improve product innovation and performance,” said Dr. Ferit Boysan, President and COO of Fluent.

Both companies’ boards of directors and the stockholders of Fluent have approved the transaction. Subject to customary closing conditions and the expiration or termination of the waiting periods under the Hart-Scott-Rodino Act, the transaction is anticipated to close in the second quarter of 2006. Concurrent with the execution of the merger agreement, ANSYS entered into a registration rights agreement with the stockholders of Fluent, which provides that the 6,000,000 shares issued in the transaction will be registered by ANSYS after the consummation of the transaction and, with limited volume exceptions, subjects the stockholder parties to such agreement to a six month lock-up on sales of such shares.

Upon the closing of the transaction, Daniel H. Blumenthal, a Managing Partner of Willis Stein & Partners, which is the controlling stockholder of Fluent, will join the ANSYS board of directors. Dr. Ferit Boysan will join ANSYS as Vice President and General Manager, reporting directly to ANSYS’s President and CEO. Additionally, Dr. Bharatan Patel will continue to work closely with the combined company to provide his expertise and knowledge to the President and CEO and the Board of Directors of ANSYS under a separate multi-year consulting agreement.

Fluent is a subsidiary of Aavid Thermal Technologies, Inc., which is also a provider of thermal management solutions for electronics. Prior to the closing of the acquisition, the thermal management solutions business will be spun-off to the stockholders of Aavid Thermal Technologies, Inc., and ANSYS will acquire Fluent and the remaining holding companies.

ANSYS will hold a teleconference call today at 9:00 a.m. Eastern Time to announce its fourth quarter and 2005 earnings and discuss recent announcements. The call will be accessible by direct dial at 800-811-8824 or 913-981-4903 and the passcode is “ANSYS”. The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for one week by dialing 888-203-1112 or 719-457-0820 and the passcode is “ANSYS” or “26797”. The archived webcast can be accessed, along with other financial information, on ANSYS’ website at http://www.ansys.com/corporate/investors.asp. A presentation describing the transaction will be made available on the ANSYS website at www.ansys.com under the Investors tab.

About ANSYS, Inc.

ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. ANSYS focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. Headquartered in Canonsburg, Pennsylvania with more than 25 strategic sales locations throughout the world, ANSYS and its subsidiaries employ approximately 600 people and distribute ANSYS products through a network of channel partners in over 40 countries. Visit http://www.ANSYS.com for more information.

About Fluent, Inc.

Fluent is a global provider of engineering simulation software technologies and consulting services. Fluent’s software is used for simulation, visualization, and analysis of fluid flow, heat and mass transfer, flow-induced noise and chemical reactions utilizing computational fluid dynamics. It is a vital part of the CAE process for companies around the world and is deployed in nearly every manufacturing industry. Using Fluent’s software, engineers build virtual prototypes and simulate the performance of proposed and existing designs, allowing them to improve design quality while reducing cost and speeding time to market. Fluent’s corporate headquarters are located in Lebanon, New Hampshire, USA, with offices in Belgium, England, France, Germany, India, Italy, Japan, China and Sweden. For more information visit, www.Fluent.com

Certain statements contained in the press release regarding matters that are not historical facts, including statements regarding ANSYS’s expectations that the proposed acquisition, if completed, should be immediately accretive to non-GAAP earnings and statements regarding the impact of the pending acquisition as well as statements concerning the projected growth in the CAE industry, ANSYS’s ability to deliver customer-driven engineering simulation solutions and statements concerning the ability of ANSYS to lead the evolution and innovation of engineering simulation, are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties. These include the risk that the acquisition of Fluent may not be consummated, the risk that the business of ANSYS and Fluent may not be combined successfully or such combination may take longer or cost more to accomplish than expected, and the risk that operating costs, customer loss and business disruption following the acquisition of Fluent may be greater than expected. Additional risks include the risk of a general economic downturn in one or more of ANSYS’

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primary geographic regions, the risk that the assumptions underlying ANSYS’ anticipated revenues and expenditures will change or approve inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS’ products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that ANSYS’ operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to ANSYS’ products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.’s 2004 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events after the date they were made.

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